Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-156777 on Form S-3 and Registration Statement No. 333-115359 on Form S-8 of Citizens First Corporation of our report dated March 23, 2015, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

\s\ Crowe Horwath LLP

Franklin, Tennessee
March 23, 2015